UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2024, Scorpius Holdings, Inc. (the “Company”) consummated a public offering (the “Offering”) of 29,820,000 units (the “Units”) and 30,280,000 pre-funded units (“Pre-Funded Units”) for a purchase price of $0.10 per Unit and for a purchase price of $0.0998 per Pre-Funded Unit (inclusive of the pre-funded warrant exercise price), resulting in aggregate gross proceeds of approximately $6.0 million, before deducting underwriting discounts and other offering expenses. The Company intends to use the net proceeds of the Offering for working capital, general corporate purposes, and the repayment of a $750,000 non-convertible promissory note, plus accrued and unpaid interest. The Representative also partially exercised its overallotment option and purchased 1,309,000 Common Warrants (as defined below).

The Securities Offered

Each Unit consists of (i) one share (the “Shares”) of common stock and (ii) one warrant (the “Common Warrants”) to purchase one share of common stock (the “Common Warrant Shares”), at an exercise price of $0.12 per share (120% of the offering price per Unit). Each Pre-Funded Unit consists of (i) one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of common stock (the “Pre-Funded Warrant Shares”), and (ii) one Common Warrant. The Pre-Funded Warrants are immediately exercisable for one share of common stock at an exercise price of $0.0002 per share and will remain exercisable until exercised in full. The Common Warrants will be immediately exercisable for one share of common stock upon issuance for a period of five years following the date of issuance.

The Shares and accompanying Common Warrants included in each Unit were issued separately, and the Pre-Funded Warrants and the accompanying Common Warrants included in each Pre-Funded Unit were issued separately. The Units and Pre-Funded Units have no stand-alone rights and were not issued or certificated.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants may be exercised on a cashless basis if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Common Warrant Shares to the holder. The Pre-Funded Warrants may be exercised on a cashless basis at any time.

A holder the Common Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to the exercise.

In the event of a Fundamental Transaction, as described in the Common Warrants and Pre-Funded Warrants, the holders of the Common Warrants and Pre-Funded Warrants will be entitled to receive upon exercise of the Common Warrants or Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants Pre-Funded Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require the Company or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes value (as defined in each Common Warrant) of the remaining unexercised portion of the Common Warrants on the date of the consummation of such fundamental transaction. However, in the event of a fundamental transaction which is not in the Company’s control, including a fundamental transaction not approved by the Company’s Board of Directors, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of the Company’s common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of the Company’s common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

The Units, the Pre-Funded Units, the Shares, the Common Warrants, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Common Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-279092), as amended to date, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), that became effective on May 13, 2024, together with the Company’s Registration Statement on Form S-1 (File. No. 333-279389) filed by the Company with the SEC on May 13, 2024 that became automatically effective pursuant to Rule 462(b) promulgated by the SEC under the Securities Act.

The foregoing does not purport to be a complete description of each of the Common Warrants or the Pre-Funded Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Underwriting Agreement

In connection with the Offering, on May 14, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the several Underwriters the Units and the Pre-Funded Units on a firm commitment basis at a purchase price of $0.093 per Unit and $0.0928 per Pre-Funded Unit (93.0% of the Unit public offering price). The Company reimbursed the Underwriters $160,000 for expenses in connection with the Offering, plus a non-accountable expense allowance of 1.0% of the gross proceeds received by the Company. In addition, the Company has granted the Underwriters a 45-day option to purchase up to an additional 9,000,000 shares of its common stock (and/or Pre-Funded Warrants) and/or up to an additional 9,000,000 Common Warrants solely to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have agreed for a period of ninety (90) days from the date of the Underwriting Agreement, subject to customary exceptions, without the prior written consent of the Representative, not to, directly or indirectly, offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) the Company’s common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of the Company’s common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

In addition, the Underwriting Agreement provides that for a period of eight months from the date of the closing of the Offering, the Company will grant to the Representative, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such eight month period for the Company, or any successor to or any subsidiary of the Company, on terms agreed to by both the Company and the Representative.

The Units, the Pre-Funded Units, the Shares, the Common Warrants, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Common Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-279092), as amended to date, filed by the Company with the SEC under the Securities Act, that became effective on May 13, 2024, together with the Company’s Registration Statement on Form S-1 (File. No. 333-279389) filed by the Company with the SEC on May 13, 2024 that became automatically effective pursuant to Rule 462(b) promulgated by the SEC under the Securities Act.

The foregoing does not purport to be a complete description of the Underwriting Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Company issued press releases announcing the pricing and closing of the Offering on May 14, 2024 and May 16, 2024, respectively. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein. The information in this Item 8.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement, dated as of May 14, 2024, by and between Scorpius Holdings, Inc. and ThinkEquity LLC as Representative of the several Underwriters.
4.1*	Form of Common Warrant
4.2*	Form of Pre-Funded Warrant
99.1*	Press Release dated May 14, 2024.
99.2*	Press Release dated May 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer